EXHIBIT 21
SUBSIDIARIES OF REGISTRANT
     QUALCOMM Atheros, Inc. (QCA), a Delaware Corporation, is a wholly-owned subsidiary of the Company. QCA and its subsidiaries, Atheros Communications KK, incorporated in Japan; Atheros International LLC, incorporated in Delaware and QUALCOMM Atheros Canada Corporation, incorporated in Canada, do business under their own names. The Company consolidates QCA in its financial statements.
QUALCOMM Global Trading Pte. Ltd. (QGT), a Singapore corporation, is a wholly-owned subsidiary of the Company. QGT and its subsidiaries, Atheros Communications India Private Limited, incorporated in India, Atheros India, LLC, incorporated in Delaware; DesignArt Networks Ltd, incorporated in Israel; Global Wireless Application Services Private Limited, incorporated in India; Opulan Technologies Corp., incorporated in the Cayman Islands; Opulan Technologies Corp. HK Limited, incorporated in Hong Kong; QT Technologies Ireland Limited, incorporated in Ireland; QUALCOMM Asia Pacific Pte. Ltd., incorporated in Singapore; QUALCOMM Atheros Finland Oy, incorporated in Finland; QUALCOMM Atheros Hong Kong Limited, incorporated in Hong Kong; QUALCOMM Atheros International Ltd., incorporated in Bermuda; QUALCOMM Atheros International (Shanghai) Co., Ltd., incorporated in China; QUALCOMM Atheros (Macao Commercial Offshore) Limited, incorporated in Macao; QUALCOMM Atheros Networks Ltd., incorporated in Bermuda; QUALCOMM Atheros Taiwan Corporation, incorporated in Taiwan; QUALCOMM Atheros Technology Ltd., incorporated in Bermuda; QUALCOMM Canada Inc., incorporated in Canada; QUALCOMM CDMA Technologies Asia-Pacific Pte. Ltd., incorporated in Singapore; QUALCOMM CDMA Technologies GmbH, incorporated in Germany; QUALCOMM CDMA Technologies (Korea) Y.H., incorporated in South Korea; QUALCOMM CDMA Technologies, Y.K., incorporated in Japan; QUALCOMM Communication Technologies Ltd., incorporated in Taiwan; QUALCOMM Communications Gmbh, incorporated in Germany; QUALCOMM Communications UK Limited, incorporated in the United Kingdom; QUALCOMM Finland Oy, incorporated in Finland; QUALCOMM France SARL, incorporated in France; QUALCOMM Global Trading, Inc., incorporated in the British Virgin Islands; QUALCOMM GT Holdings, Inc., incorporated in the British Virgin Islands; QUALCOMM India Private Limited, incorporated in India; QUALCOMM Israel Ltd, incorporated in Israel; QUALCOMM Mauritius Holdings Limited, incorporated in Mauritius; QUALCOMM New Zealand Limited, incorporated in New Zealand; QUALCOMM Panel Manufacturing Ltd., incorporated in Taiwan; QUALCOMM Saudi Arabia LLC, incorporated in Saudi Arabia; QUALCOMM (Shanghai) Co., Ltd., incorporated in China; QUALCOMM Technologies Netherlands B.V., incorporated in the Netherlands; QUALCOMM (UK) Limited, incorporated in the United Kingdom; QUALCOMM Wireless Semi Conductor Technologies Limited, incorporated in China; Spike Technologies LLC, registered under the laws of the State of California and Wireless Business Services Private Limited, incorporated in India, do business under their own names. The Company consolidates QGT in its financial statements.
Qualcomm Technologies, Inc. (QTI), a Delaware Corporation, is a wholly-owned subsidiary of the Company.
The names of other subsidiaries are omitted. Such subsidiaries would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary within the meaning of Item 601(b)(21)(ii) of Regulation S-K.